                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-76880 of Calpine Corporation of our report dated March 10, 2003 (October 21, 2003 as to paragraph two of Note 10 and March 22, 2004 as to paragraphs six and eight of Note 10) relating to the consolidated financial statements of Calpine Corporation as of December 31, 2002 and for the years ended December 31, 2002 and 2001 (which report expresses an unqualified opinion and includes emphasis relating to the adoption of new accounting standards in 2002 and 2001 and divestitures) appearing in Amendment No. 2 to the Annual Report on Form 10-K/A of Calpine Corporation for the year ended December 31, 2003 and to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in the Prospectus, which is part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

San Jose, California
September 22, 2004